UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☒ Soliciting Material Pursuant to sec. 240.14a-12

GRUBB & ELLIS COMPANY
(Name of Registrant as Specified In Its Charter)

ANTHONY W. THOMPSON
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously reported, on December 6, 2007, Anthony W. Thompson and Scott D. Peters, the former Chief Executive Officer and President of Grubb & Ellis Company (the “Company”), entered into that certain Letter Agreement regarding transfer of shares of common stock of NNN Realty Advisors, Inc. from Anthony W. Thompson to Scott D. Peters (the “Letter Agreement”) pursuant to the terms of which Mr. Thompson assigned 600,000 shares of the common stock of NNN Realty Advisors, Inc. (which shares were subsequently converted into approximately 528,000 shares of the common stock of the Company) to Mr. Peters, it being agreed at the time that such shares were to be held in escrow (the “Escrowed Shares”) pending certain vesting and forfeiture events specified in the Letter Agreement.

Mr. Thompson and Mr. Peters have entered into agreements effecting the transfer of all right, title and interest in the Escrowed Shares from Mr. Peters to Mr. Thompson and providing Mr. Thompson with the authority to vote the Escrowed Shares until such time as record ownership of the Escrowed Shares is transferred to Mr. Thompson on the books and records of the Company.  Pursuant to the Assignment of Stock Separate from Certificate and Power of Attorney (a copy of which is attached to this filing as Exhibit 1), effective as of October 27, 2008, Mr. Peters transferred all right, title and interest in the Escrowed Shares to Mr. Thompson and agreed to take any further action as may be necessary to confirm or give effect to such transfer.  In addition, Mr. Peters executed an Irrevocable Proxy (a copy of which is attached to this filing as Exhibit 2), dated as of October 30, 2008, appointing Mr. Thompson as Mr. Peters’ proxy and authorizing Mr. Thompson, among other things, to vote the Escrowed Shares at the annual meeting of the Company’s stockholders scheduled for December 3, 2008, which proxy authority will remain effective until such time as record ownership of the Escrowed Shares is transferred to Mr. Thompson on the books and records of the Company.  Upon the transfer of record ownership of the Escrowed Shares to Mr. Thompson, Mr. Thompson may assign his interest in the Escrowed Shares to one or more of his affiliates.

As previously disclosed under the cover of Schedule 14A, (i) Mr. Thompson, Harold A. Ellis, Jr. and Stuart Tanz have been nominated to stand for election (the “Election”) at the Company’s annual meeting of stockholders scheduled for December 3, 2008 (the “Annual Meeting”) and (ii) Mr. Thompson intends to present certain proposals (the “Proposals”)to amend the Bylaws of the Company at the Annual Meeting.  In accordance with Instruction 3 of Item 4 of Schedule 14A, it is expected that Mr. Thompson, Mr. Ellis Mr. Tanz will be deemed to be participants in the solicitation contemplated in connection with the Election and the Proposals.  The number of shares of the Company’s common stock beneficially owned by these persons as of November 3, 2008 is as follows:  Mr. Thompson (9,200,708), Mr. Ellis (912) and Mr. Tanz (15,000).

SECURITY HOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY THE REPORTING PERSONS IN CONNECTION WITH THE ELECTION AND THE PROPOSALS AS THEY CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND WILL BE AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV.